                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

      Filed by the Registrant X
      Filed by a Party other than the Registrant

      Check the appropriate box:
                 Preliminary Proxy Statement
                 Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      X          Definitive Proxy Statement
                 Definitive Additional Materials
                 Soliciting Material Pursuant to Section240.14a-12

                         Electric City Corp.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

X          No fee required.
           Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

           Fee paid previously with preliminary materials.

           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

[LOGO]

1280 Landmeier Road
Elk Grove Village, Illinois 60007

December 11, 2000

Dear Stockholder:

    On behalf of the Board of Directors, I cordially invite you to attend the 2000 Annual Meeting of Stockholders to be held at 10:00 a.m., local time, on Wednesday, December 27, 2000, at Katten Muchin Zavis, 525 West Monroe Street, Suite 1600, Chicago, Illinois 60661. The formal notice of the Annual Meeting appears on the following page.

    The attached Notice of Annual Meeting and Proxy Statement contain detailed information about the matters that we expect to act upon at the Annual Meeting.

    Please sign, date and specify your choices on the enclosed proxy card and promptly return it in the enclosed business reply envelope. This will help insure that your shares are represented at the Annual Meeting, whether or not you plan to attend the Annual Meeting.

    We look forward to seeing you at the Annual Meeting and urge you to return your proxy card as soon as possible.

Sincerely,
Electric City Corp.

/s/ John P. Mitola

John P. Mitola
Chief Executive Officer

                              ELECTRIC CITY CORP.
                              1280 LANDMEIER ROAD
                       ELK GROVE VILLAGE, ILLINOIS 60007

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD DECEMBER 27, 2000

                            ------------------------

To the Stockholders of
  ELECTRIC CITY CORP.:

    The Annual Meeting of Stockholders of Electric City Corp. will be held at Katten Muchin Zavis, 525 West Monroe Street, Suite 1600, Chicago, Illinois 60661 at 10:00 a.m. local time, on Wednesday, December 27, 2000, for the following purposes:

    1.  To elect nine directors to our Board of Directors;

    2. To ratify the appointment by our Board of Directors of BDO Seidman, LLP as the independent auditors of our financial statements for the year ending December 31, 2000; and

    3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

    The foregoing items of business are more fully described in the proxy statement accompanying this notice. The Board of Directors has fixed the close of business on October 31, 2000 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting.

    The Board of Directors encourages you to complete, sign and date the enclosed proxy card and promptly return it in the enclosed postage prepaid envelope, regardless of whether you plan to attend the Annual Meeting.

                                          By Order of the Board of Directors,

                                          /s/ Greg M. Rice

                                          Greg M. Rice
                                          SECRETARY

Elk Grove Village, Illinois
December 11, 2000

                              ELECTRIC CITY CORP.
                              1280 LANDMEIER ROAD
                       ELK GROVE VILLAGE, ILLINOIS 60007

                            ------------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD WEDNESDAY, DECEMBER 27, 2000

                            ------------------------

    This proxy statement and the enclosed proxy card are being furnished to our stockholders in connection with the solicitation of proxies by our Board of Directors for use at our annual meeting of stockholders to be held at Katten Muchin Zavis, 525 West Monroe Street, Suite 1600, Chicago, Illinois 60661 at 10:00 a.m. local time, on Wednesday, December 27, 2000, and any adjournments thereof. The mailing of this proxy statement and the accompanying form of proxy are first being mailed to stockholders on or about December 11, 2000.

RECORD DATE AND OUTSTANDING SHARES

    Our Board of Directors fixed the close of business on October 31, 2000 as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting or any adjournments thereof. As of the record date, we had 28,954,755 shares of common stock outstanding. Each outstanding share of common stock is entitled to one vote on each matter to be voted on at the annual meeting.

REQUIRED VOTE

    The affirmative vote of a plurality of the shares of common stock voted in person or by proxy at the annual meeting is required to elect the nominees to the Board of Directors. Stockholders will not be allowed to cumulate their votes in the election of directors. The affirmative vote of a majority of the shares of common stock voted in person or by proxy at the annual meeting is required to ratify the appointment of BDO Seidman, LLP as the independent auditors of our financial statements for the year ending December 31, 2000.

QUORUM; ABSTENTIONS AND BROKER NON-VOTES

    The required quorum for transaction of business at the annual meeting will be a majority of the shares of common stock issued and outstanding as of the record date. Votes cast by proxy or in person at the annual meeting will be tabulated by the election inspector appointed for the meeting and will be taken into account in determining whether or not a quorum is present. Abstentions and broker non-votes, which occur when a broker has not received customer instructions and indicates that it does not have the discretionary authority to vote on a particular matter on the proxy card, will be included in determining the presence of a quorum at the annual meeting. Neither abstentions nor broker non-votes will have any effect on the vote for the election of directors. We will consider abstentions present and entitled to vote with respect to the proposal to appoint our independent auditors, and, therefore, abstentions will have the same effect as votes "against" that proposal. We will not consider broker non-votes present and entitled to vote with respect to the proposal to appoint our independent auditors, and, therefore, broker non-votes will have no effect on the voting on that proposal.

VOTING OF PROXIES

    Our Board of Directors selected Jeffrey R. Mistarz and Greg M. Rice, the persons named as proxies on the proxy card accompanying this proxy statement, to serve as proxies. Mr. Mistarz is our chief financial officer and treasurer, and Mr. Rice is our general counsel and secretary. The shares of common stock represented by each executed and returned proxy will be voted in accordance with the directions indicated thereon, or if no direction is indicated, the proxy will be voted in accordance with the recommendations of the Board of Directors contained in this proxy statement. You can revoke a proxy you have given at any time before the shares it represents are voted by giving our secretary either
(1) an instrument revoking the proxy or (2) a duly executed proxy bearing a later date. Additionally, you may change or revoke a previously executed proxy by voting in person at the annual meeting. However, your attendance at the annual meeting will not, by itself, revoke your proxy.

ANNUAL REPORT TO STOCKHOLDERS

    We are simultaneously furnishing to you with this proxy statement our Annual Report to Stockholders for the fiscal year ended April 30, 1999 and the eight months ended December 31, 1999, which contains financial and other information pertaining to us.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    At the annual meeting, nine nominees to the Board of Directors will be elected to hold office for a one year term ending at our 2001 annual meeting of stockholders or until their respective successors are duly elected and qualified. All nominees listed below are currently members of our Board of Directors and have consented to being named in this proxy statement and to serve as directors, if elected. If at the time of the annual meeting any nominee becomes unavailable or declines to serve as a director for any reason, the persons named in the proxy will vote for the substitute nominee(s) as the Board of Directors recommends, or vote to allow the vacancy created by the nominee who is unable or declines to serve to remain open until filled by the Board of Directors, as the Board of Directors recommends. The Board of Directors has no reason to believe that any nominee will be unable or decline to serve if elected to office.

    The number of directors has been set at eleven by the Board. There are currently two vacancies, which will remain open after the annual meeting. We anticipate consummating a private equity financing during the first half of 2001 and expect that the investors in such financing will have the right to cause the Board to fill such vacancies with two members chosen by such investors. In addition, we anticipate asking one of the nominees presented below who is not our employee, if elected to office, to resign upon consummation of such financing with the resulting vacancy being filled by an additional member chosen by such investors. There can be no assurance, however, that we will be able to consummate such financing during the first half of 2001 or at all.

    The table below presents the names of the nominees for the office of director, as well as certain information about them.

                                    NOMINEES

                                                                                         SERVED AS
NAME                                    AGE         POSITION HELD WITH THE COMPANY     DIRECTOR SINCE
----                                  --------   ------------------------------------  --------------
John P. Mitola......................   35        Chief Executive Officer and
                                                 Director(1)(2)(3)                       1999
Brian J. Kawamura...................   42        President, Chief Operating Officer
                                                 and Director(1)(2)(3)                   1999
Michael S. Stelter..................   42        Vice President, Sales and Director      1998
Robert J. Manning...................   58        Director(1)(2)(3)                       2000
Victor L. Conant....................   52        Director                                1998
Kevin P. McEneely...................   51        Director(1)(2)                          1998
Gerald A. Pientka...................   44        Director(2)(3)                          2000
James Stumpe........................   41        Director                                1999
Roscoe C. Young II..................   49        Director                                2000

------------------------

(1) Member of our executive committee.

(2) Member of our conflicts committee.

(3) Member of our audit committee.

    JOHN P. MITOLA has been one of our directors since November 1999 and has been our chief executive officer since January 2000. From August 1993 until joining us, Mr. Mitola was with Unicom Thermal Technologies, Unicom Corporation's largest unregulated subsidiary, serving most recently as vice president and general manager. Mr. Mitola lead the growth of Unicom Thermal through the development of Unicom Thermal's Northwind-TM- ice technology and through thermal energy joint ventures between Unicom Thermal and several leading electric utility companies across North America.

    BRIAN J. KAWAMURA has been one of our directors since November 1999 and has been our president and chief operating officer since January 2000. From September 1997 until joining us, Mr. Kawamura served as executive vice president--field sales and operations for the Southern Division of KMC Telecom, a rapidly growing competitive local exchange carrier founded in 1995, where he was responsible for sales growth in existing markets in Alabama, Florida, Georgia, Louisiana and Texas as well as future markets in the South and Southeast regions. From October 1986 until joining KMC Telecom, Mr. Kawamura was vice president and general manager of the six state Central Region for MFS Worldcom, a telecommunications company, where he was responsible for the start-up of MFS.

    MICHAEL S. STELTER is one of our co-founders and has been one of our directors since our incorporation in June 1998. Since our organization as a limited liability company in December 1997, Mr. Stelter has served as our vice president of sales. Mr. Stelter was our secretary from June 1998 until October 2000. From Marino Electric's inception in 1986 until May 1999,
Mr. Stelter served as vice president of Marino Electric.

    ROBERT J. MANNING has been one of our directors since May 2000. Mr. Manning is a co-founder and a member of Groupe Manning LLC, an energy consulting company. From April 1997 until his retirement in January 2000, Mr. Manning served as executive vice president of Unicom Corporation and its largest subsidiary, Commonwealth Edison Company, where his responsibilities included managing the sale of Commonwealth Edison's fossil generating fleet. During his thirty-five year career at Unicom, Mr. Manning directed all aspects of consumer service and transmission and distribution operations.

    VICTOR L. CONANT has been one of our directors since our incorporation in June 1998. Since 1986, Mr. Conant has been president and chief executive officer of Nightingale-Conant Corporation, a publisher and marketer of audio and video self-improvement materials. Mr. Conant is also a member of NCVC.

    KEVIN P. MCENEELY has been one of our directors since our incorporation in June 1998. Mr. McEneely was our senior executive vice president and chief operating officer from our organization as a limited liability company in December 1997 to December, 1999. Since 1985, Mr. McEneely has been an executive vice president of Nightingale-Conant Corporation. Mr. McEneely is also a member of NCVC.

    GERALD A. PIENTKA has been one of our directors since May 2000. Mr. Pientka is the co-founder of Higgins Development Partners, LLC, a national real estate development company headquartered in Chicago, Illinois. He has been President of Higgins Development since its inception in 1982.

    JAMES STUMPE has been one of our directors since October 1999. Mr. Stumpe is a member of Electric City of Illinois, LLC, one of our distributors. Since September 1996, Mr. Stumpe has been the owner of RCI, another of our distributors, and a part owner of Diamac Electric, an electrical contracting firm.

    ROSCOE C. YOUNG II has been one of our directors since April 2000.
Mr. Young has served as president and chief operating officer of KMC Telecom since December 1999 and September 1996, respectively. Prior to joining KMC Telecom in 1996, Mr. Young was vice president of network services for Ameritech, where he was in charge of customer service fulfillment of ISDN, digital Centrex, voice services and network capital investment.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF ALL OF THE NOMINEES FOR THE OFFICE OF DIRECTOR.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

    During the fiscal year ended April 30, 1999 and the eight months ended December 31, 1999, the Board of Directors held six formal meetings. During those periods, no current director attended fewer than 75% of all meetings of the Board of Directors held (during the period in which he was a director). The Board of Directors had no committees during 1999.

DIRECTOR COMPENSATION

    Upon joining the Board of Directors in April and May 2000, we granted to each of Messrs. Pientka, Manning and Young, three of our outside directors, an option to purchase 50,000 shares of our common stock at an exercise price of $7.00 per share, subject to vesting as described below. On January 1, 2001, we will grant to each of Messrs. Pientka, Manning and Young, if re-elected to the Board by our stockholders at the annual meeting, an option to purchase 25,000 shares of our common stock at an exercise price of $8.00 per share, subject to vesting as described below. On January 1, 2002 and on the first day of each year thereafter, we will grant automatically to each of Messrs. Pientka, Manning and Young, if re-elected to the Board by our stockholders at the annual meeting for the immediately prior year and serving on the Board at such time, an option to purchase 25,000 shares of our common stock at an exercise price equal to the exercise price for the preceding annual grant plus $1.00, subject to vesting as described below. The options granted to Messrs. Pientka, Manning and Young upon joining the Board of Directors vest in four equal installments: on January 1, 2001 and on each of the first three anniversaries of January 1, 2001, so long as they continue to serve on the Board of Directors. The options to be granted to Messrs. Pientka, Manning and Young following re-election at an annual meeting of stockholders vest in four equal installments on the first four anniversaries following the date of grant, so long as they continue to serve on the Board of Directors. We expect to grant similar option packages to other outside directors that join our Board in the near future. No outside director was compensated with stock options during the fiscal year ended April 30, 1999 or the eight month period ended December 31, 1999.

    We do not pay our outside directors a cash fee for serving on the Board. Our directors who are employees or officers do not receive any additional compensation for serving on the Board.

                               EXECUTIVE OFFICERS

    The table below identifies our executive officers who are not identified in the table under "Nominees."

                               EXECUTIVE OFFICERS

NAME                                          AGE                       POSITION
----                                        --------   ------------------------------------------
Michael R. Pokora.........................   36        Executive Vice President, Business
                                                       Operations
Jeffrey R. Mistarz........................   42        Chief Financial Officer and Treasurer
Greg M. Rice..............................   43        General Counsel and Secretary
Jeanne Maloney............................   34        Senior Vice President, Business
                                                       Development

    MICHAEL R. POKORA has been our executive vice president, business operations since November 1999. Mr. Pokora was a founding member, of the construction division of Arthur J. Gallagher & Company, one of the nation's largest risk management companies where he served as executive vice president, responsible for the Midwest Construction Wrap-up Practice.

    JEFFREY R. MISTARZ has been our chief financial officer since January 2000 and our treasurer since October 2000. From January 1994 until joining us, Mr. Mistarz served as chief financial officer for Nucon Corporation, a privately held manufacturer of material handling products and systems, responsible for all areas of finance and accounting, managing capital and shareholder relations. Prior to joining Nucon, Mr. Mistarz was with First Chicago for 12 years where he held several positions in corporate lending, investment banking and credit strategy.

    GREG M. RICE has been our general counsel since July 2000 and our secretary since October 2000. From August 1997 until joining us, Mr. Rice served as Director of Project Management and Legal Affairs for Unicom Thermal Technologies, a district energy subsidiary of Unicom Corporation. Prior to joining Unicom Thermal Technologies, Mr. Rice held finance and accounting positions with CCC Information Services, Centel Corporation and Morrison-Knudsen Corporation.

    JEANNE MALONEY has been our senior vice president, business development since February 2000. From February 1997 until joining us, Ms. Maloney served as director of national sales at Unicom Thermal, managing national sales, marketing and business development, negotiating large-scale thermal energy project agreements and managing joint venture partner coordination and relations. From 1994 until February 1997, Ms. Maloney held a regional sales position with Unicom Thermal.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16 of the Securities Exchange Act of 1934 requires our directors and officers (as defined in Section 16) and persons who beneficially own greater than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. The required reports consist of initial statements on Form 3, statements of changes on Form 4 and annual statements on Form 5. Based solely on our review of the reports we have received and on written representations from our officers who are reporting persons, we believe that during 1999 all Section 16 filing requirements applicable to our directors, officers and 10% beneficial owners were complied with by these persons.

CHANGE OF FISCAL YEAR

    On January 31, 2000, our Board of Directors approved a change in our fiscal year-end from April 30 to December 31, and, therefore, current information in this proxy statement is presented for the fiscal year ended April 30, 1999 and the eight month period ended December 31, 1999.

                             EXECUTIVE COMPENSATION

    The following table summarizes the total compensation paid or awarded to our former chairman, president and chief executive officer for services rendered in all capacities for the fiscal year ended April 30, 1999 and the eight month period ended December 31, 1999. No other executive officer had a total annual salary and bonus in excess of $100,000 for such periods.

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM
                                                                 ANNUAL          COMPENSATION
                                                              COMPENSATION          AWARDS
                                                              ------------   ---------------------
                                                                 SALARY      SECURITIES UNDERLYING
NAME AND PRINCIPAL POSITION                         PERIOD        ($)              OPTION(#)
---------------------------                        --------   ------------   ---------------------
Joseph C. Marino.................................  04/30/99(1)   $ 60,000(3)       2,900,000(4)
FORMER CHAIRMAN OF THE BOARD, PRESIDENT            12/31/99(2)    107,268                  0
AND CHIEF EXECUTIVE OFFICER

------------------------

(1) This period represents the fiscal year ended April 30, 1999.

(2) This period represents the eight month period ended December 31, 1999.

(3) Mr. Marino's employment agreement with us, which terminated on December 4, 2000, provided for an annual base salary of $225,000.

(4) Effective June 25, 1998, we granted to Pino, LLC, in which Mr. Marino owns a 100% membership interest, a ten-year option to acquire up to 2,000,000 shares of common stock at an exercise price of $1.10 per share, which became exercisable on January 2, 2000. Effective December 4, 2000, we cancelled this option with respect to 300,000 shares. Effective January 1, 1999, we granted to Mr. Marino an option to acquire up to 900,000 shares of common stock at an exercise price of $1.75 per share, one quarter of which became exercisable on January 1, 2000, one quarter of which will become exercisable on January 1, 2001 and the remainder of which was terminated effective December 4, 2000.

                             OPTION GRANTS IN 1999

    The following table sets forth information regarding stock option grants made to our former chairman, president and chief executive officer during the fiscal year ended April 30, 1999. No options were granted to him during the eight month period ended December 31, 1999.

                                         NUMBER OF SHARES
                                            UNDERLYING       PERCENT OF TOTAL
                                             OPTIONS        OPTIONS GRANTED TO    EXERCISE PRICE   EXPIRATION
NAME                           PERIOD      GRANTED (#)      EMPLOYEES IN PERIOD       ($/SH)          DATE
----                          --------   ----------------   -------------------   --------------   ----------
Joseph C. Marino............  04/30/99(1)    2,000,000(2)           38%                $1.10        06/25/08

                                              900,000(3)            17%                $1.75        12/31/08

------------------------

(1) This period represents the fiscal year ended April 30, 1999.

(2) We issued this option to Pino, LLC, in which Mr. Marino owns a 100% membership interest. The option became exercisable on January 2, 2000. Effective December 4, 2000, we cancelled this option with respect to 300,000 shares.

(3) One quarter of this option became exercisable on January 1, 2000 and one quarter of this option will become exercisable on January 1, 2001. The remaining portion of this option was terminated effective December 4, 2000.

              AGGREGATED OPTION EXERCISES IN 1999 AND 1999 VALUES

    The following table contains information regarding our former president and chief executive officer's unexercised options at April 30, 1999 and December 31, 1999. Our former president and chief executive officer does not hold any stock appreciation rights and did not exercise any options during the fiscal year ended April 30, 1999 or during the eight months ended December 31, 1999.

                                        NUMBER OF SHARES UNDERLYING UNEXERCISED
                                                      OPTIONS AT                  VALUE OF UNEXERCISED IN-THE-
                                               FISCAL YEAR-END 1999 (#)                MONEY OPTIONS ($)
NAME                         PERIOD            EXERCISABLE/UNEXERCISABLE           EXERCISABLE/UNEXERCISABLE
----                       ----------   ---------------------------------------   ----------------------------
Joseph C. Marino.........  04/30/99(1)                0/2,900,000                         0/$4,562,500(3)

                           12/31/99(2)                0/2,900,000                        0/$18,337,500(4)

------------------------

(1) This period represents the fiscal year ended April 30, 1999.

(2) This period represents the eight month period ended December 31, 1999.

(3) This figure represents the difference between the exercise price per option, which is $1.10 per share for 2,000,000 of the shares and $1.75 for 900,000 of the shares, and the closing bid quotation for our common stock in the OTC Bulletin Board for April 30, 1999, which was $2.875 per share. Effective December 4, 2000, we cancelled options to purchase 300,000 shares at an exercise price of $1.10 per share and options to purchase 450,000 shares at an exercise price of $1.75 per share.

(4) This figure represents the difference between the exercise price per option, which is $1.10 per share for 2,000,000 of the shares and $1.75 for 900,000 of the shares, and the closing bid quotation for our common stock on the OTC Bulletin Board for December 31, 1999, which was $7.625 per share. Effective December 4, 2000, we cancelled options to purchase 300,000 shares at an exercise price of $1.10 per share and options to purchase 450,000 shares at an exercise price of $1.75 per share.

EMPLOYMENT AGREEMENT

    Effective January 1, 1999, we entered into an employment agreement with Mr. Marino pursuant to which he served as our chief executive officer and president until Messrs. Mitola and Kawamura joined us as our chief executive officer and president, respectively, in January 2000. From January 2000 until Mr. Marino's resignation from our Board of Directors and termination of his employment with us, effective December 4, 2000, the employment agreement governed our relationship with Mr. Marino as our chairman of the board. The employment agreement provided for a base salary of $225,000 per year, the use of an automobile for company business and reimbursement for Mr. Marino's business-related cellular phone calls.

    Under the employment agreement, we granted to Mr. Marino an option to purchase 900,000 shares of our common stock at $1.75 per share, which became exercisable with respect to 225,000 shares on January 1, 2000, which will become exercisable with respect to 225,000 shares on January 1, 2001 and which terminated with respect to the remaining 450,000 shares effective December 4, 2000. Mr. Marino has piggyback registration rights with respect to the 450,000 shares of our common stock he may purchase in the future by exercise of the portion of the option that vested on January 1, 2000 and that will vest on January 1, 2001.

    The employment agreement imposes on Mr. Marino non-competition, non-solicitation and confidentiality obligations which survive termination of the agreement.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

    The following table contains information regarding the beneficial ownership of our common stock, as of November 2, 2000, by (1) each person known by us to own more than 5% of the outstanding shares of our common stock, (2) each of our directors, including Mr. Marino, our former chairman of the board, president and chief executive officer, and (3) all directors and executive officers as a group. The table lists the applicable percentage of beneficial ownership based on 28,954,755 shares of common stock outstanding as of November 2, 2000. Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission, and, unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to the shares beneficially owned by them. Except as otherwise noted, the address of each person listed in the following table is c/o Electric City Corp., 1280 Landmeier Road, Elk Grove Village, Illinois 60007-2410.

                                                                                         PERCENT OF SHARES
NAME                                                      SHARES BENEFICIALLY OWNED      BENEFICIALLY OWNED
----                                                      -------------------------      ------------------
Joseph C. Marino....................................              10,319,654(1)                 32.7%
NCVC, L.L.C.........................................               9,646,498(2)                 31.2%
Victor L. Conant....................................               9,646,498(2)(3)              31.2%
Kevin P. McEneely...................................               9,646,498(2)(4)              31.2%
DYDX Consulting LLC.................................               9,646,498(2)                 31.2%
Nikolas Konstant....................................               9,646,498(2)                 31.2%
Pino, LLC...........................................               9,131,502(5)                 29.8%
Michael S. Stetler..................................               1,237,647                     4.3%
Brian Kawamura......................................                 568,000(6)                  1.9%
James Stumpe........................................                 500,556(7)                  1.7%
John P. Mitola......................................                 340,334(8)                  1.2%
Robert J. Manning...................................                  12,500(9)                    *
Gerald A. Pientka...................................                  12,500(10)                   *
Roscoe C. Young II..................................                  12,500(11)                   *
All directors and executive officers as a group
  (14 persons)**....................................              22,945,646(12)                67.0%

------------------------

 *  Denotes beneficial ownership of less than 1%

**  Eliminates duplication

 (1) Includes (a) 225,000 shares issuable upon exercise of an option that is currently exercisable, (b) 225,000 shares issuable upon exercise of an option that is exercisable as of January 1, 2001, (c) 40,000 shares held by Jon P. Marino, Mr. Marino's son, (d) 7,431,502 shares held of record by Pino, LLC and (e) 1,700,000 shares issuable upon exercise of an option held by Pino, LLC that is currently exercisable. Mr. Marino holds a 100% membership interest in Pino and, in such capacity, has sole voting and investment power with respect to the shares of common stock held by Pino. Therefore, Mr. Marino is deemed to be the beneficial owner of these shares.

 (2) Consists of 7,646,498 shares held of record by NCVC and 2,000,000 shares issuable upon exercise of an option held by NCVC that is currently exercisable. DYDX is a member of NCVC, Messrs. Conant and McEneely are managers and members of NCVC and Mr. Konstant is the managing member of DYDX, and, in such capacities, such persons share voting and investment power with respect to the shares of common stock held by NCVC. Therefore, such persons are each deemed to be the beneficial owner of these shares. The business address of each of NCVC, DYDX and Messrs. Conant, McEneely and Konstant is 7300 N. Lehigh, Niles, Illinois 60714.

 (3) Excludes 455,256 shares held in trust for Carson Conant and Chappell Conant, Mr. Conant's adult children. Although Mr. Conant is trustee of each of the Carson Conant Trust and the

     Chappell Conant Trust and, in such capacity, has sole voting and investment power with respect to the shares of common stock held by each of the trusts, he disclaims beneficial ownership of these shares.

 (4) Excludes 434,083 shares held by Patrick McEneely and Ryan McEneely, Mr. McEneely's adult children.

 (5) Includes 1,700,000 shares issuable upon exercise of an option that is currently exercisable.

 (6) Includes 500,000 shares issuable upon exercise of an option that is exercisable as of December 31, 2000.

 (7) Includes 444,444 shares held of record by Electric City of Illinois, LLC. Mr. Stumpe holds a 33% membership interest in Electric City of Illinois and, in such capacity, shares voting and investment power with respect to the shares of common stock held by Electric City of Illinois. Therefore, Mr. Stumpe is deemed to be the beneficial owner of these shares.

 (8) Includes 333,334 shares issuable upon exercise of an option that is exercisable as of December 31, 2000.

 (9) Consists of 12,500 shares issuable upon exercise of an option that is exercisable as of January 1, 2001.

 (10) Consists of 12,500 shares issuable upon exercise of an option that is exercisable as of January 1, 2001.

 (11) Consists of 12,500 shares issuable upon exercise of an option that is exercisable as of January 1, 2001.

 (12) See footnotes 1 through 4 and 6 through 11 above. Also includes 258,334 shares issuable upon exercise of options that are exercisable within 60 days of November 2, 2000.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    On December 5, 1997, we were initially formed as Electric City L.L.C., a Delaware limited liability company, by Mr. Marino, our former chairman of the board and beneficial owner of greater than 5% of our common stock, and NCVC, L.L.C., an entity controlled by Victor Conant, Kevin McEneely and Nikolas Konstant. NCVC and Messrs. Conant, McEneely and Konstant beneficially own greater than 5% of our common stock and Messrs. Conant and McEneely are our directors. In May 1998, Mr. Marino assigned his membership interest in us to Pino, LLC, an entity controlled by Mr. Marino.

    During the period from December 5, 1997, the date of our organization as a limited liability company, through May 24, 1999, we paid approximately $165,000 to Marino Electric, Inc., which at the time was wholly-owned by Mr. Marino, for goods purchased and services rendered, including components and cabinets for EnergySaver units and installations of EnergySaver units. The members of our Board not affiliated with Marino Electric negotiated and approved the terms of this transaction and believed they were as favorable to us as if negotiated with an unaffiliated third party.

    On January 1, 1998, Mr. Marino entered into a license agreement with Giorgio Reverberi providing Mr. Marino (who sublicensed certain of his rights thereunder to us) with an exclusive license to manufacture, import, use and sell the technology underlying the EnergySaver in certain geographic regions. Pursuant to the license arrangements, we must pay Mr. Reverberi a royalty of $300 for each product unit using this technology made by or for us and sold by us. Pursuant to an amendment dated January 28, 2000, Mr. Reverberi agreed to split the $300 royalty as follows: $200 to Mr. Reverberi and $100 to Mr. Marino.

    On February 4, 1998, Mr. Marino and NCVC, L.L.C. entered into an operating agreement with us, which was amended on May 26, 1998, pursuant to which NCVC agreed to loan us $500,000 to meet our operating needs and to secure a $500,000 line of credit with a lending institution and Mr. Marino agreed to sublicense his rights under the Reverberi license to us. No value was recorded for the sublicense or the securing of the line of credit. The loan from NCVC consisted of convertible debt and bore no interest. The loan was converted into 250,000 shares of our common stock, at a price per share equal to $2.00. Upon completion of this transaction, each of Mr. Marino and NCVC had a further obligation to loan us up to an additional $250,000 on an as-needed basis, bearing interest at 9% per annum and payable upon demand. Mr. Marino, through Pino, LLC, fulfilled that obligation by loaning to us $150,000 on December 9, 1998, $50,000 on January 6, 1999 and $50,000 on January 28, 1999, which we repaid in full with interest as of July 31, 1999. NCVC fulfilled that obligation by loaning to us $100,000 on November 25, 1998, $50,000 on December 14, 1998 and $100,000 on
January 19, 1999, which we repaid in full with interest as of October 25, 1999. The members of our Board of Directors other than Mr. Marino and Messrs. Conant and McEneely, who are affiliated with NCVC, approved the terms of each of these transactions and believed the terms of each of these transactions are as favorable to us as if negotiated with an unaffiliated third party.

    From January 1999 until May 1999, we permitted Marino Electric to use, without charge, a portion of the manufacturing area of our facility to build EnergySaver unit components and cabinets. The members of our Board not affiliated with Marino Electric approved this use and believed that it allowed us to oversee the manufacture of the EnergySaver unit components and cabinets. On May 24, 1999, we purchased from Mr. Marino most of the assets of Marino Electric for a purchase price of $3,888,000, consisting of $1,792,000 in cash and 1,600,000 shares of our common stock. The purchase price of $3,880,000 exceeded the fair value of the assets acquired by approximately $3,363,000. Under the terms of the purchase agreement, we were obligated to pay the cash portion of the purchase price upon the closing of our private issuances of common stock that commenced in July 1999. In May 2000, Mr. Marino waived this requirement and instead received a payment of $800,000 in cash and a subordinated secured term note for the principal amount of $972,000 at an interest rate of 10% per annum, payable in equal installments over 24 months and requiring principal and interest payments of $44,928 per month. The note is secured by an interest in all of our personal property, fixtures, inventory, contract rights, accounts, general intangibles and equipment owned by us on May 30, 2000 or acquired by us thereafter and is subordinate to the security interest in these items held by LaSalle National Bank. Our Board, including the members not affiliated with Marino Electric, negotiated and approved the terms of this transaction on our behalf and believed that they were as favorable to us as if negotiated with an unaffiliated third party. As of October 31, 2000, the principal and accrued interest owed and outstanding on the note to Mr. Marino totaled $785,576.

    On April 1, 2000, we entered into a state representative agreement with Electric City of Illinois, LLC and on June 1, 2000, we entered into a state representative agreement with Electric City of Indiana, LLC. James Stumpe, one of our directors, is a member of each of Electric City of Illinois and Electric City of Indiana. The agreements grant to Electric City of Illinois and Electric City of Indiana distribution territories within the States of Illinois and Indiana, respectively. The members of our Board other than Mr. Stumpe approved the terms of the transactions and believed the terms to be substantially similar to those of our other distributor and state representative agreements and as favorable to us as if negotiated with an unaffiliated third party. As of October 31, 2000, Electric City of Illinois had an open balance with us for the purchase of goods and services in the amount of $128,927 and Electric City of Indiana had an open balance with us for the purchase of goods and services in the amount of $67,025.

    On December 16, 1999, we loaned $600,000 to Nikolas Konstant, a member of NCVC. The note was secured by 200,000 shares of our common stock held by Mr. Konstant and provided for $120,000 in interest. On March 20, 2000,
Mr. Konstant repaid the note in full with interest.

    On January 5, 2000, we entered into a distributor agreement with Electric City of Southern California L.L.C., of which Mr. Marino is a member, which provides for an initial term of 10 years. The agreement grants to Electric City of Southern California a distribution territory which extends from Monterrey to Fresno to the northern edge of Death Valley, south to the southern border of California. We believe that this agreement provides for terms which are substantially similar to those of our other distributor agreements and as favorable to us as it negotiated with an unaffiliated third party. As of October 31, 2000, Electric City of Southern California had an open balance with us for the purchase of goods and services in the amount of $294,022.

    The Augustine Fund, L.P., which owns all of our outstanding shares of series B convertible preferred stock, and Messrs. Conant, Konstant, Marino, McEneely and Stelter (collectively, the "Restricted Stockholders") have each entered into trading agreements with us that are effective for a term of three years beginning on October 17, 2000. The trading agreements restrict each Restricted Stockholder's transfer of our common stock as follows:

    - sales in any one trading day by such Restricted Stockholder shall not exceed the greater of 10,000 shares or 10% of the average trading volume of our common stock during the 10 prior trading days;

    - public trades in an opening transaction, during the last half hour of any trading day and at any time outside of regular trading hours shall be prohibited by such Restricted Stockholder; and

    - up to four times within any 12-month period, we may prohibit any Restricted Stockholder from trading the common stock for an entire trading day.

    We have agreed to give each Restricted Stockholder a right of first refusal to sell its common stock to any third party that contacts us with a desire to purchase 100,000 or more shares of our common stock. This right will be allocated equally among each of the Restricted Stockholders who elect to participate in the sale. However, this right of first refusal will not preclude us from raising additional capital should such need arise.

    Effective December 4, 2000, we entered into an agreement with Mr. Marino in which we agreed to grant to Mr. Marino distributorship rights of our Energysaver product in Northern California, Nevada and Arizona and to enter into distributor agreements with Mr. Marino with respect to each of those distribution territories for an initial term of 10 years and on terms substantially similar to those of our other distributor and state representative agreements. We have agreed to continue paying Mr. Marino his salary under his terminated employment agreement until these distributor agreements are executed by both parties. As partial consideration for our grant of distributorship rights, effective December, 4, 2000, (1) we terminated the option to purchase 2,000,000 shares of our common stock at $1.10 per share held by Pino, LLC with respect to 300,000 shares and (2) Mr. Marino resigned from our Board of Directors and from his executive position as our chairman of the board. The members of our Board other than Mr. Marino approved the terms of the transactions and believed they were as favorable to us as if negotiated with an unaffiliated third party.

                                   PROPOSAL 2
                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors has appointed BDO Seidman, LLP, independent public accountants, as auditors of our financial statements for the year ending December 31, 2000, and to perform other audit and accounting activities as may be requested from time to time by management or the Board of Directors. BDO Seidman, LLP has acted as our auditors since August 1998.

    The Board of Directors has directed that the appointment of BDO Seidman, LLP as our auditors be submitted to the stockholders for ratification. If a majority of the shares of common stock voted at the annual meeting, in person or by proxy, are not voted in favor of the ratification of the appointment of BDO Seidman, LLP, the Board of Directors will interpret that as an instruction to seek other auditors.

    It is expected that representatives of BDO Seidman, LLP, our independent public accountants, will be present at the meeting and will be available to respond to questions. Representatives of BDO Seidman, LLP will be given an opportunity to make a statement if they desire to do so.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS INDEPENDENT AUDITORS OF OUR FINANCIAL STATEMENTS FOR THE YEAR ENDING DECEMBER 31, 2000.

                        MISCELLANEOUS AND OTHER MATTERS

SOLICITATION

    The cost of this proxy solicitation will be borne by us. We may request banks, brokers, fiduciaries, custodians, nominees and certain other record holders to send proxies, proxy statements and other materials to their principals at our expense. Those banks, brokers, fiduciaries, custodians, nominees and other record holders will be reimbursed by us for their reasonable out-of-pocket expenses of solicitation. We do not anticipate that costs and expenses incurred in connection with this proxy solicitation will exceed an amount normally expended for a proxy solicitation for an election of directors in the absence of a contest.

STOCKHOLDER LIST

    A list of stockholders entitled to vote at the annual meeting, arranged in alphabetical order, showing the address of and number of shares registered in the name of each stockholder, will be open for examination by any stockholder, for any purpose germane to the annual meeting, during ordinary business hours beginning on December 17, 2000 at Katten Muchin Zavis, 525 West Monroe, Suite 1600, Chicago, Illinois 60661.

PROPOSALS OF STOCKHOLDERS

    Our secretary must receive proposals of stockholders to be considered for inclusion in our proxy statement and proxy for the 2001 annual meeting of stockholders on or before August 13, 2001. Our secretary must receive proposals of stockholders to be considered at our 2001 annual meeting of stockholders on or before October 27, 2001.

OTHER BUSINESS

    The Board of Directors is not aware of any other matters to be presented at the annual meeting other than those mentioned in this proxy statement and our enclosed notice of annual meeting of stockholders. If, however, any other matters properly come before the annual meeting, the persons named in the accompanying proxy will vote in accordance with the instructions of the Board of Directors on such matters.

ADDITIONAL INFORMATION

    We have enclosed a copy of our Annual Report to Stockholders for the fiscal year ended April 30, 1999 and the eight months ended December 31, 1999, which includes our Annual Report on Form 10-KSB/A for such periods that we filed with the SEC. Upon the written request of any person who is a stockholder as of the record date, we will provide copies of the exhibits to the Form 10-KSB/A upon payment of a reasonable fee which shall not exceed our reasonable expenses in providing the exhibits. You should direct requests for these materials to Electric City Corp., 1280 Landmeier Road, Elk Grove Village, Illinois 60007,
Attention: General Counsel.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          /s/ Greg M. Rice

                                          Greg M. Rice
                                          SECRETARY

Elk Grove Village, Illinois
December 11, 2000

                         YOU ARE REQUESTED TO COMPLETE,
               DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY.

                               ELECTRIC CITY CORP.
                               1280 Landmeier Road
                        Elk Grove Village, Illinois 60007

                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 27, 2000

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned stockholder(s) hereby appoints Jeffrey R. Mistarz and Greg M. Rice and each of them, with full power of substitution, as attorneys and proxies for, and in the name and place of, the undersigned, and hereby authorizes each of them to represent and to vote all of the shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Electric City Corp. to be held at Katten Muchin Zavis, 525 West Monroe Street, Suite 1600, Chicago, Illinois 60661 on Wednesday, December 27, 2000 at 10:00 a.m., local time, and at any adjournments thereof, upon the matters as set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged.

         THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AT THE ANNUAL MEETING AND AT ANY ADJOURNMENTS THEREOF IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2 AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

                       PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

            (continued, and to be signed and dated, on reverse side)


                                                                 -----------
                                                                 SEE REVERSE
                                                                     SIDE
                                                                 -----------





                              FOLD AND DETACH HERE

-------------------------------------------------------------------------------

                               ELECTRIC CITY CORP.
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. / /

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2.


----------------------------------------------------------------------------------------------------------------------------------

1.  Election of Directors.
         For all nominees listed below                     Withhold authority to vote
         (except as marked to the contrary below) / /      for all nominees listed below  / /

   (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME BELOW)

         John P. Mitola                                    Robert J. Manning
         Brian J. Kawamura                                 Kevin P. McEneely
         Michael S. Stelter                                Gerald A. Pientka
         Victor L. Conant                                  James Stumpe
                                                           Roscoe C. Young II

2.  Proposal to ratify the appointment of BDO Seidman, LLP as the independent auditors of the        For    Against    Abstain
    Company's financial statements for the year ending December 31, 2000.                            /  /    /   /       /   /

3.  Each of the persons named as proxies herein are authorized, in such person's discretion, to vote upon such other matters as may properly come before the Annual Meeting, or any
    adjournments thereof                                                                             /  /    /   /       /   /


                                                                       Date______________________, 2000

                                                                       ________________________________________________________
                                                                       Signature

                                                                       ________________________________________________________
                                                                       Signature (if held jointly)


                                                                       Please date this Proxy and sign it exactly as your name(s)
                                                                       appears hereon. When shares are held by joint tenants,
                                                                       both should sign. When signing as an attorney, executor,
                                                                       administrator, trustee, guardian or other fiduciary, please indicate your capacity. If you sign for a corporation,
                                                                       please print full corporate name and indicate capacity
                                                                       of duly authorized officer executing on behalf of the
                                                                       corporation. If you sign for a partnership, please print
                                                                       full partnership name and indicate capacity of duly
                                                                       authorized person executing on behalf of the partnership.


                                                      FOLD AND DETACH HERE

----------------------------------------------------------------------------------------------------------------------------------

PLEASE VOTE, SIGN EXACTLY AS NAME APPEARS ABOVE, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE